UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2013

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2013, VirtualScopics, Inc. (the “Company”) and Jeffrey Markin entered into a Separation, Waiver and Release Agreement (the “Separation Agreement”), pursuant to which Mr. Markin resigned as the President, Treasurer and Chief Executive Officer, and a director of the Company. Under the terms of the Separation Agreement, Mr. Markin will receive monthly separation payments in the amount of $25,310 commencing on the date of the Separation Agreement and continuing until May 31, 2014, and will assist the Company in the transition of Mr. Markin’s responsibilities to his replacement through January 31, 2014. In addition, Mr. Markin will receive benefits through May 31, 2014, on terms comparable to the benefits provided for under his existing Employment Agreement with the Company dated February 24, 2009, as amended by the Amendment to Employment Agreement, dated December 28, 2013 (as amended, the “Employment Agreement”). He will also receive the 2013 bonus earned under the Company’s Bonus Plan, pro-rated to the date of the Separation Agreement. Unvested stock options, stock awards and restricted stock units granted to Mr. Markin will by their terms be forfeited as of the effective date of the Separation Agreement, other than 11,992 shares underlying restricted stock units which will vest on the date of termination. Also under the Separation Agreement, Mr. Markin provided a general release in favor of the Company and its affiliates. Mr. Markin is also obligated to comply with existing covenants not to compete, for nine months following the separation date, and of confidentiality.

In connection with the resignation of Mr. Markin, the Company entered into a Services Agreement with Converse & Company, dated October 25, 2013 (the “Services Agreement”), pursuant to which Eric T. Converse, a principal and shareholder of Converse & Company, will serve as interim President and Chief Executive Officer of the Company. Converse & Company and Mr. Converse will perform the duties and responsibilities as are customary for the President and Chief Executive Officer of a company and report to, and be subject to the supervision of, the Board of Directors of the Company.  Converse & Company’s fees are based upon a monthly rate of $25,310, for an initial term of 6 months, which may be extended by the Company on a month-to-month basis.   The Services Agreement may be terminated by either the Company or Converse & Company on notice to the other, provided that a minimum 6 month payment is due unless terminated for cause, as defined in the Services Agreement.

Item 1.02 Termination of a Material Definitive Agreement

The information contained in Item 1.01 is hereby incorporated by reference. In connection with Mr. Markin’s resignation, his Employment Agreement was terminated effective October 25, 2013, except for Section 8 thereof, regarding his agreement to be bound by Company agreements containing confidentiality, non-compete and restrictive covenant provisions.

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information contained in Item 1.01 is hereby incorporated by reference. On October 25, 2013, the Company and Mr. Markin entered into the Separation Agreement, pursuant to which Mr. Markin resigned as the President, Treasurer and Chief Executive Officer, and a director of the Company effective immediately. Mr. Markin’s resignation was for personal reasons and was not due to any disagreement between Mr. Markin and the Company on any matter relating to the Company’s operations, policies, or practices.

(c) In connection with Mr. Markin’s resignation, on October 25, 2013, the Company announced that Eric Converse, 47, a director of the Company, will succeed Mr. Markin as President and Chief Executive Officer of the Company on an interim basis, effective immediately. A copy of the Company’s press release announcing the notification and its appointment of Mr. Converse as interim President and Chief Executive Officer, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Converse has served as a director of the Company since August 13, 2013, and is a member of the Strategic Planning Committee of the Board of Directors. Prior to joining the Company, Mr. Converse has spent over ten years at Nedamco Capital, where he was most recently its Managing Director. He has over 20 years of hands-on management experience working with early-stage companies. He represented Nedamco Capital’s interest as CEO of Oblicore, which was subsequently acquired by CA Technologies.  Prior to joining Nedamco Capital, Mr. Converse was CEO of Oneswoop.com, which was acquired by Norwich Union Consumer Products (Aviva). Earlier in his career, Mr. Converse worked for Nedamco North America Corporation, a US-based global technology development company, where he led the development of new markets (primarily India and China) and played an active role in its successful sale.  Eric received his B.S. degree from Michigan State University and attended Erasmus University in Rotterdam, the Netherlands

The information contained in Item 1.01 is hereby incorporated by reference. Mr. Converse will serve as interim President and Chief Executive Officer of the Company pursuant to the terms of the Services Agreement described in Item 1.01 above.

There is no arrangement or understanding between Mr. Converse and any other person or entity pursuant to which Mr. Converse was appointed as an officer. There are no family relationships between Mr. Converse and any of the Company’s other directors or executive officers. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Mr. Converse had or will have a direct or indirect material interest.

(e) In connection with Mr. Markin’s resignation, the Company entered into the Separation Agreement with Mr. Markin and the Services Agreement with Mr. Converse. The information contained in Item 1.01 is hereby incorporated by reference.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release issued by the Company on October 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: October 25, 2013	By:	/s/ James Groff
	Name:	James Groff
	Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on October 25, 2013